EXHIBIT 99

                           UNITED NATURAL FOODS, INC.
                                  260 LAKE ROAD
                           DAYVILLE, CONNECTICUT 06241

                                                            As of March 31, 2000

FLEET CAPITAL CORPORATION
200 Glastonbury Boulevard
Glastonbury, Connecticut 06033

Re:   Fifth Amendment to Amended and Restated Loan Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Loan and Security Agreement dated
      February 20, 1996 as amended ("Loan Agreement") and all promissory notes, mortgages, guaranties, agreements, documents and instruments entered into by United Natural Foods, Inc., Mountain People's Warehouse Incorporated, Natural Retail Group, Inc., Rainbow Natural Foods, Inc., Nutrasource, Inc., Stow Mills, Inc. and RB Acquisition L.L.C. (collectively, the "Borrowers") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet Capital Corporation ("Agent" or "FCC") and the financial institutions identified under the caption "Lenders" on the signature page to that Agency and Interlender Agreement dated as of December 1, 1997, as amended (the "Interlender Agreement"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Fifth Amendment to Loan Agreement is referred to as the "Fifth Amendment".

Background. The Borrowers have requested that the Lenders waive the Borrowers' prior noncompliance with a certain covenant and amend that and certain other covenants. In addition, Borrowers and Lenders have agreed to certain adjustments relating to interest rates and to other changes to the Loan Agreement.

Waiver. The Lenders waive Borrowers' non-compliance with Section 8.3.4. as at January 31, 2000 and for all periods prior thereto.

Amendments to the Loan Agreement. Subject to the satisfaction of the terms and conditions hereof, Lenders and Borrowers agree that the Loan Agreement shall be amended as follows:

Section 8.3.4 is deleted in its entirety and the following substituted therefor:

            "8.3.4. Cash Flow. Achieve Cash Flow of not less than the amount shown forth below at each fiscal quarter end for the period corresponding thereto:

                    Period                                             Amount
                    ------                                             ------

Fiscal Quarter Ending April 30, 2000                                  $250,000

Two Fiscal Quarters Ending July 31, 2000                              $500,000

Three Fiscal Quarters Ending October 31, 2000                         $750,000

Four Fiscal Quarters Ending January 31, 2001                         $1,000,000

Each Fiscal Quarter Ending Thereafter for the Prior Four
Fiscal Quarters                                                      $1,000,000"


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

Section 8.3.2 is deleted in its entirety and the following is substituted therefor:

            "8.3.2 Minimum Adjusted Tangible Net Worth. Maintain at all times an Adjusted Net Worth (which for purposes of this Section 8.3.2 shall include the indebtedness evidenced by the ESOP Notes and the value of Inventory calculated on a first-in-first-out basis) of not less than the required amounts shown below for the period corresponding thereto:

              Period                                      Required Amount
              ------                                      ---------------
 Fiscal Year Ending July 31, 2000                           $75,000,000

 Fiscal Year Ending July 31, 2001            $75,000,000 plus 50% of the Borrowers' net
                                            income (determined in accordance with GAAP,
                                             but not less than $0) for the period from
                                               February 1, 2000 through July 31, 2000

Each Fiscal Year Ending Thereafter         The required amount for this covenant for the
                                           prior fiscal year plus 50% of Borrowers' net
                                            income (determined in accordance with GAAP,
                                            but not less than $0) for the prior year."

Borrowers agree that affective on March 31, 2000, the interest rate on all EuroDollar Rate Loans shall be the EuroDollar Rate plus one and one quarter percent (1.25%) for the applicable EuroDollar Interest Period. Borrowers also agree that effective on March 31, 2000, clause (iii) of the definition of Fixed Rate shall be deleted and replaced with the following:

            "(iii) one and one-quarter percent (1.25%)"

Borrowers agree that no Real Estate Acquisition Loans or Acquisition Loans will be made available to Borrowers unless all of the Lenders shall consent thereto in writing, acting in their reasonable business judgment, with such consent not to be unreasonably withheld. The definition of "Borrowing Base" in Appendix A is modified to delete clause (b) and to substitute the following therefor:

            "(b) the lesser of (1) $50,000,000 or (2) sixty percent (60%) of the value of Eligible Inventory (fifty-five percent (55%) of the value of intransit Eligible Inventory and subject to documentary Letters of Credit issued pursuant to the Agreement) at such date not including the Eligible Inventory of the New Subsidiaries, consisting of finished goods calculated on the basis of the lower of cost or market with the cost of finished goods calculated on a first in, first out basis."

Borrowers agree to cooperate fully with the Agent's next field audit and fixed asset appraisal which are scheduled to take place within the next 60 days, which shall be conducted at Borrower's expense. Borrowers further acknowledge and agree that Agent intends to conduct field audits on at least a semi-annual basis at Borrower's expense, and Borrowers acknowledge and agree to all adjustments that may be required to Eligible Accounts, Eligible Inventory and reserves that may result from such audits and appraisals. Borrower further acknowledge and agree that henceforth Schedules of Accounts will be provided to Agent on a weekly basis on the first business day of each week reporting the status of all Accounts as of the last business day of the prior week.

Representations and Warranties.

            To induce Lenders to enter into this Fifth Amendment, each Borrower warrants, represents and covenants to the Lenders and Agent that:

Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation or limited liability company in all states and jurisdictions in which the failure of such Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Fifth Amendment and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Fifth Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders or members of a Borrower; (ii) contravene any Borrower's charter, by-laws or operating agreement; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which Borrower's Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

Legally Enforceable Agreement. This Fifth Amendment and each of the other Loan Documents when delivered under this Fifth Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms.

No Material Adverse Change. Since the date of the last financial statements provided by the Borrowers to the Lenders, there has been no material adverse change in the condition, financial or otherwise, of any Borrower as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of the Collateral, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Fifth Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of any Borrower's business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as such changes are disclosed in the


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

amended Exhibits attached hereto or Lenders have consented to such changes or such changes are expressly permitted by the Loan Agreement.

Conditions Precedent.

            Notwithstanding any other provision of this Fifth Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Lenders under the other sections of this Fifth Amendment, this Fifth Amendment shall not be effective as to Lenders unless and until each of the following conditions has been and continues to be satisfied (the "Fifth Amendment Closing Date"):

Documentation. Lenders shall have received, in form and substance satisfactory to Lenders and their counsel, a duly executed copy of this Fifth Amendment, together with such additional documents, instruments, opinions of Borrowers' counsel and certificates as FCC and its counsel shall require in connection therewith, all in form and substance satisfactory to Lenders and their counsel.

No Default. No Default or Event of Default shall exist except as previously disclosed to and consented to by Lenders.

No Litigation. Except as previously disclosed to and consented to by Lender, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Fifth Amendment or the consummation of the transactions contemplated thereby or hereby.

Acknowledgment of Obligations.

            Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Lenders under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations.

Confirmation of Liens.

            Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Agent and to Lenders duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein and that the locations for such Collateral specified in the Loan Documents have not changed. Each Borrower further acknowledges and agrees that all Obligations of such Borrower are and shall be secured by the Collateral.

Miscellaneous.

            Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind, except that the Fourth Amendment is modified to correct an error in paragraph 3 thereof by inserting "Section 8.3.4 of" after the word "that" in the first sentence thereof. Each Borrower hereby acknowledges its obligation to pay to Lenders' and Agent's reasonable attorneys' fees and costs incurred in connection with this Fifth Amendment, as set forth in the Loan Agreement. The execution and delivery of this Fifth Amendment by Lenders and Agent shall not be construed as


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

a waiver by Lenders of any Default or Event of Default under the Loan Documents. This Fifth Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Fifth Amendment and the transactions hereunder shall be deemed to be consummated in the State of Connecticut and shall be governed by and interpreted in accordance with the laws of that state. This Fifth Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.

      EACH BORROWER HEREBY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS INCLUDING, WITHOUT LIMITATION, CONNECTICUT GENERAL STATUTES SECTIONS 52-278A, ET-SEQ., AS AMENDED, PERTAINING TO THE EXERCISE BY AGENT AND/OR LENDERS OF SUCH RIGHTS AS THE AGENT AND/OR LENDERS MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE BORROWERS OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF BORROWERS' PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST A BORROWER. EACH BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE AGENT AND/OR LENDERS TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY AGENT AND/OR LENDERS.

                  [remainder of page left intentionally blank]


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

      Executed under seal on the date set forth above.

ATTEST:                               UNITED NATURAL FOODS, INC.


                                      By:
----------------------------------       -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


ATTEST:                               MOUNTAIN PEOPLE'S WAREHOUSE, INC.


                                      By:
----------------------------------       -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


ATTEST:                               NATURAL RETAIL GROUP, INC.


                                      By:
----------------------------------       -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


ATTEST:                               NUTRASOURCE, INC.


                                      By:
----------------------------------       -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


ATTEST:                               RAINBOW NATURAL FOODS, INC.


                                      By:
----------------------------------       -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


ATTEST:                               STOW MILLS, INC.


                                      By:
----------------------------------       -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


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

ATTEST:                               RB ACQUISITION, L.L.C.


                                      By:
----------------------------------       -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


Accepted in Glastonbury, Connecticut
on _____________ ___, 2000

FLEET CAPITAL CORPORATION, as Agent
and as a Lender


By:
   -------------------------------
     Name:
          ------------------------
     Title:
           -----------------------


FIRST UNION NATIONAL BANK OF CONNECTICUT, as a Lender


By:
   -------------------------------
     Name:
          ------------------------
     Title:
           -----------------------


NATIONS BANK, N.A., as a Lender


By:
   -------------------------------
     Name:
          ------------------------
     Title:
           -----------------------


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